                                                                     EXHIBIT 4.3


                            DUQUESNE LIGHT COMPANY

                                      TO

                           THE CHASE MANHATTAN BANK

                                    Trustee

                             ---------------------


                         Supplemental Indenture No. 15

                         Dated as of November 1, 1999




                   Supplemental to the Indenture of Mortgage
                  and Deed of Trust dated as of April 1, 1992








             Establishing thirteen series of Securities designated
                First Mortgage Bonds, Pollution Control Series
                                 K1, K2 and K3
                                 L1, L2 and L3
                            M1, M2, M3, M4 and M5,
                                   N1 and N2
     limited in aggregate principal amount, collectively, to $417,985,000





     SUPPLEMENTAL INDENTURE No. 15, dated as of November 1, 1999, between DUQUESNE LIGHT COMPANY, a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (hereinafter sometimes called the "Company"), and THE CHASE MANHATTAN BANK, a New York banking corporation and successor in trust to Mellon Bank, N.A., trustee (hereinafter sometimes called the "Trustee"), under the Indenture of Mortgage and Deed of Trust, dated as of April 1, 1992 (hereinafter called the "Original Indenture"), this Supplemental Indenture No. 15 being supplemental thereto. The Original Indenture and any and all indentures and instruments supplemental thereto are hereinafter sometimes collectively called the "Indenture."

                            Recitals of the Company

         The Original Indenture was authorized, executed and delivered by the Company to provide for the issuance from time to time of its Securities (such term and all other capitalized terms used herein without definition having the meanings assigned to them in the Original Indenture), to be issued in one or more series as contemplated therein, and to provide security for the payment of the principal of and premium, if any, and interest, if any, on the Securities.

         The Original Indenture has been recorded in the Recorders' Offices of the various counties of Pennsylvania as follows:

         In Allegheny County in Mortgage Book Vol. 12068, page 8;
         In Beaver County in Mortgage Book Vol. 1208, page 520;
         In Greene County in Mortgage Book Vol. 100, page 174;
         In Washington County in Mortgage Book Vol. 1873, page 1;
         In Westmoreland County in Mortgage Book Vol. 2862, page 221;

and has also been recorded in the Office of the Clerk of County Commission of Monongahela County, West Virginia, in Deed of Trust Book Vol. 672, page 129, the Office of the Clerk of County Commission of Hancock County, West Virginia, in Deed of Trust Book Vol. 293, page 46, the Recorder's Office of Belmont County, Ohio, in Mortgage Book Vol. 586, page 273, the Recorder's Office of Columbiana County, Ohio, in Mortgage Book Vol. 318, page 289, the Recorder's Office of Jefferson County, Ohio, in Mortgage Book Vol. 65, page 675, the Recorder's Office of Lake County, Ohio, in Mortgage Book Vol. 711, page 217, and the Recorder's Office of Monroe County, Ohio, in Mortgage Book Vol. 129, page 301.

         The Company has heretofore executed and delivered to the Trustee Supplemental Indentures for the purposes recited therein and for the purpose of creating series of Securities as set forth in Schedule A hereto.

         The Company desires to establish thirteen series of Securities, each series to have the designation, to be limited in aggregate principal amount and to have the series number as set forth below:

                 Series Designation                                  Principal Amount              Series No.
                 ------------------                                  ----------------              ----------
First Mortgage Bonds, Pollution Control Series K1                       $ 49,500,000                   10
First Mortgage Bonds, Pollution Control Series K2                       $ 13,500,000                   11
First Mortgage Bonds, Pollution Control Series K3                       $ 33,955,000                   12
First Mortgage Bonds, Pollution Control Series L1                       $ 21,500,000                   13
First Mortgage Bonds, Pollution Control Series L2                       $ 20,500,000                   14
First Mortgage Bonds, Pollution Control Series L3                       $  4,655,000                   15
First Mortgage Bonds, Pollution Control Series M1                       $ 25,000,000                   16
First Mortgage Bonds, Pollution Control Series M2                       $ 13,700,000                   17
First Mortgage Bonds, Pollution Control Series M3                       $ 18,000,000                   18
First Mortgage Bonds, Pollution Control Series M4                       $ 44,250,000                   19
First Mortgage Bonds, Pollution Control Series M5                       $ 75,500,000                   20
First Mortgage Bonds, Pollution Control Series N1                       $ 50,000,000                   21
First Mortgage Bonds, Pollution Control Series N2                       $ 47,925,000                   22
                                                                        ============

                                                             Total  $417,985,000


         The Company has duly authorized the execution and delivery of this Supplemental Indenture No. 15 to establish the Securities of Series Nos. 10 through 22 and has duly authorized the issuance of such Securities; and all acts necessary to make this Supplemental Indenture No. 15 a valid agreement of the Company, and to make the Securities of Series Nos. 10 through 22 valid obligations of the Company, have been performed.

         NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE NO. 15 WITNESSETH, that, in consideration of the premises and of the purchase of the Securities by the Holders thereof, and in order to secure the payment of the principal of and premium, if any, and interest, if any, on all Securities from time to time Outstanding and the performance of the covenants contained therein and in the Indenture and to declare the terms and conditions on which such Securities are secured, the Company hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms to the Trustee, and grants to the Trustee a security interest in, the following:

                             Granting Clause First

               All right, title and interest of the Company in and to property (other than Excepted Property), real, personal and mixed and wherever situated, in any case used or to be used in or in connection with the generation, purchase, transmission, distribution or sale by the Company of electric energy (whether or not such use is the sole use of such property), including without limitation (a) all lands, easements, servitudes, licenses, permits, rights of way and other rights and interests in or relating to real property or the occupancy or use of the same; (b) all plants, generators, turbines, engines, boilers, fuel handling and transportation facilities, air and water pollution control and sewage and solid waste disposal facilities and other machinery and facilities for the generation of electric energy; (c) all switchyards, lines, towers, substations, transformers and other machinery and facilities for the transmission of electric energy; (d) all lines, poles, conduits, conductors, meters, regulators and other machinery and facilities for the distribution of electric energy; (e) all buildings, offices, warehouses and other structures; and (f) all pipes, cables, insulators, ducts, tools, computers and other data processing and/or storage equipment and other equipment, apparatus and facilities and all other property, of whatever kind and nature, ancillary to or otherwise used or to be used in conjunction with any or all of the foregoing or otherwise, directly or indirectly, in furtherance of the generation, purchase, transmission, distribution or sale by the Company of electric energy;

                            Granting Clause Second

               Subject to the applicable exceptions permitted by Section 810,
         Section 1303 and Section 1305 of the Original Indenture, all property (other than Excepted Property) of the kind and nature described in Granting Clause First which may be hereafter acquired by the Company, it being the intention of the Company that all such property acquired by the Company after the date of the execution and delivery of this Supplemental Indenture No. 15 shall be as fully embraced within and subjected to the Lien hereof as if such property were owned by the Company as of the date of the execution and delivery of this Supplemental Indenture No. 15;

                            Granting Clause Fourth

                  All other property of whatever kind and nature subjected or intended to be subjected to the Lien of the Indenture by any of the terms and provisions thereof;

                                Excepted Property

                  Expressly excepting and excluding, however, from the Lien and operation of the Indenture all Excepted Property of the Company, whether now owned or hereafter acquired;

         TO HAVE AND TO HOLD all such property, real, personal and mixed, unto the Trustee forever;

         SUBJECT, HOWEVER, to Permitted Liens and to Liens which have been granted by the Company to other Persons prior to the date of the execution and delivery of the Original Indenture and subject also, as to any property acquired by the Company after the date of execution and delivery of the Original Indenture, to vendors' Liens, purchase money mortgages and other Liens thereon at the time of the acquisition thereof (including, but not limited to, the Lien of any Class "A" Mortgage), it being understood that with respect to any of such property which was at the date of execution and delivery of the Original Indenture or thereafter became or hereafter becomes subject to the Lien of any Class "A" Mortgage, the Lien of the Indenture shall at all times be junior and subordinate to the Lien of such Class "A" Mortgage;

         IN TRUST, NEVERTHELESS, for the equal and proportionate benefit and security of the Holders from time to time of all Outstanding Securities without any priority of any such Security over any other such Security;

         PROVIDED, HOWEVER, that if, after the right, title and interest of the Trustee in and to the Mortgaged Property shall have ceased, terminated and become void in accordance with Article Nine of the Original Indenture, the principal of and premium, if any, and interest, if any, on the Securities shall have been paid to the Holders thereof, or shall have been paid to the Company pursuant to Section 603 of the Original Indenture, then and in that case the Indenture and the estate and rights thereby granted shall cease, terminate and be void, and the Trustee shall cancel and discharge the Indenture and execute and deliver to the Company such instruments as the Company shall require to evidence the discharge thereof; otherwise the Indenture shall be and remain in full force and effect; and

         THE PARTIES HEREBY FURTHER COVENANT AND AGREE as follows:

                                  ARTICLE ONE

               Tenth through Twenty-Second Series of Securities

         There are hereby created thirteen series of Securities each having the designation and being limited in aggregate principal amount as set forth below:


               Series Designation                               Principal Amount
               ------------------                               ----------------
First Mortgage Bonds, Pollution Control Series K1                  $  49,500,000
First Mortgage Bonds, Pollution Control Series K2                  $  13,500,000
First Mortgage Bonds, Pollution Control Series K3                  $  33,955,000

First Mortgage Bonds, Pollution Control Series L1                  $  21,500,000
First Mortgage Bonds, Pollution Control Series L2                  $  20,500,000
First Mortgage Bonds, Pollution Control Series L3                  $   4,655,000
First Mortgage Bonds, Pollution Control Series M1                  $  25,000,000
First Mortgage Bonds, Pollution Control Series M2                  $  13,700,000
First Mortgage Bonds, Pollution Control Series M3                  $  18,000,000
First Mortgage Bonds, Pollution Control Series M4                  $  44,250,000
First Mortgage Bonds, Pollution Control Series M5                  $  75,500,000
First Mortgage Bonds, Pollution Control Series N1                  $  50,000,000
First Mortgage Bonds, Pollution Control Series N2                  $  47,925,000
                                                                   =============

                                                       Total       $ 417,985,000

         The form and terms of the Securities of each of Series Nos. 10 through 22 shall be established in or pursuant to an Officer's Certificate.

                                  ARTICLE TWO

                                  Amendments
SECTION 1. Current Amendments.

         (a) Section 301 of the Original Indenture is hereby amended to read as follows:

         SECTION 301.  Amount Unlimited; Issuable in Series.

                  Subject to the provisions of Article Four, the aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

                  The Securities may be issued in one or more series. Subject to the last paragraph of this Section, prior to the authentication and delivery of Securities of any series there shall be established by specification in a supplemental indenture or in a Board Resolution, or in an Officer's Certificate pursuant to a supplemental indenture or a Board Resolution (provided, however, that the information contemplated by clauses (a) and (b) below shall in any event be set forth in a supplemental indenture):

                         (a) the title of the Securities of such series (which
                  shall distinguish the Securities of such series from Securities of all other series);

                         (b) any limit upon the aggregate principal amount of
                  the Securities of such series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Section 304, 305, 306, 506 or 1406 and except for any Securities which, pursuant to Section 303, are deemed never to have been authenticated and delivered hereunder);

                         (c) the Persons (without specific identification) to
                  whom interest on Securities of such series, or any Tranche thereof, shall be payable on any Interest Payment Date, if other than the Persons in whose names such Securities (or one or more Predecessor Securities) are registered at the close of business on the Regular Record Date for such interest;

                         (d) the date or dates on which the principal of the
                  Securities of such series, or any Tranche thereof, is payable or any formulary or other method or other means by which such date or dates shall be determined, by reference to an index or other fact or event ascertainable outside of this Indenture or otherwise (without regard to any provisions for redemption, prepayment, acceleration, purchase or extension);

                         (e) the rate or rates at which the Securities of such
                  series, or any Tranche thereof, shall bear interest, if any (including the rate or rates at which overdue principal shall bear interest, if different from the rate or rates at which such Securities shall bear interest prior to Maturity, and, if applicable, the rate or rates at which overdue premium or interest shall bear interest, if any), or any formulary or other method or other means by which such rate or rates shall be determined, by reference to an index or other fact or event ascertainable outside of this Indenture or otherwise; the date or dates from which such interest shall accrue; the Interest Payment Dates on which such interest shall be payable and the Regular Record Date, if any, for the interest payable on such Securities on any Interest Payment Date; and the basis of computation of interest, if other than as provided in Section 310;

                         (f) the place or places at which and/or the methods (if
                  other than as provided elsewhere in this Indenture) by which
                  (i) the principal of and premium, if any, and interest, if any, on Securities of such series, or any Tranche thereof, shall be payable, (ii) registration of transfer of Securities of such series, or any Tranche thereof, may be effected, (iii) exchanges of Securities of such series, or any Tranche thereof, may be effected and (iv) notices and demands to or upon the Company in respect of the Securities of such series, or any Tranche thereof, and this Indenture may be served; the Security Registrar and any Paying Agent or Agents for such series or Tranche; and, if such is the case, that the principal of such Securities shall be payable without the presentment or surrender thereof;

                         (g) the period or periods within which or the date or
                  dates on which, the price or prices at which and the terms and conditions upon which the Securities of such series, or any Tranche thereof, may be redeemed, in whole or in part, at the option of the Company;

                         (h) the obligation or obligations, if any, of the
                  Company to redeem or purchase the Securities of such series, or any Tranche thereof, pursuant to any sinking fund or other mandatory redemption provisions or at the option of a Holder thereof and the period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which such Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation, and applicable exceptions to the requirements of Section 504 in the case of mandatory redemption or redemption at the option of the Holder;

                         (i) the denominations in which Securities of such
                  series, or any Tranche thereof, shall be issuable if other than denominations of One Thousand Dollars ($1,000) and any integral multiple thereof;

                         (j) the currency or currencies, including composite
                  currencies, in which payment of the principal of and premium, if any, and interest, if any, on the Securities of such series, or any Tranche thereof, shall be payable (if other than in Dollars); it being understood that, for purposes of calculations under this Indenture (including calculations of Annual Interest Requirements contemplated by Section 103 and calculations of principal amount under Article Four), any amounts denominated in a currency other than Dollars or in a composite currency shall be converted to Dollar equivalents by calculating the amount of Dollars which could have been purchased by the amount of such other currency based on such quotations or methods of determination as shall be specified pursuant to this clause (j);

                         (k) if the principal of or premium, if any, or
                  interest, if any, on the Securities of such series, or any Tranche thereof, are to be payable, at the election of the Company or a Holder thereof, in a coin or currency other than that in which the Securities are stated to be payable, the coin or currency in which payment of any amount as to which such election is made will be payable, the period or periods within which, and the terms and conditions upon which, such election may be made; it being understood that, for purposes of calculations under this Indenture (including calculations of Annual Interest Requirements contemplated by Section 103 and calculations of principal amount under Article Four), any such election shall be required to be taken into account, in the manner contemplated in clause (j) of this paragraph, only after such election shall have been made.

                         (l) if the principal of or premium, if any, or
                  interest, if any, on the Securities of such series, or any Tranche thereof, are to be payable, or are to be payable at the election of the Company or a Holder thereof, in securities or other property, the type and amount of such securities or other property, or the formulary or other method or other means by which such amount shall be determined, and the period or periods within which, and the terms and conditions upon which, any such election may be made; it being understood that all calculations under this Indenture (including calculations of Annual Interest Requirements contemplated by Section 103 and calculations of principal amount under Article Four) shall be made on the basis of the fair market value of such securities or the fair value of such other property, in either case as of the most recent practicable date, except that, in the case of any amount of principal or interest that may be so payable at the election of the Company or a Holder, if such election shall not yet have been made, such calculations shall be made on the basis of the amount of principal or interest, as the case may be, that would be payable if no such election were made;

                             if the amount payable in respect of principal of or
                  premium, if any, or interest, if any, on the Securities of such series, or any Tranche thereof, may be determined with reference to an index or other fact or event ascertainable outside of this Indenture, the manner in which such amounts shall be determined (to the extent not established pursuant to clause (e) of this paragraph); it being understood that all calculations under this Indenture (including calculations of Annual Interest Requirements contemplated by Section 103 (except as otherwise provided in such Section) and calculations of principal amount under Article Four) shall be made on the basis of the amount that would be payable as principal if such principal were due, or on the basis of the interest rates in effect, as the case may be, on the date next preceding the date of such calculation;

                         (m) if other than the principal amount thereof, the
                  portion of the principal amount of Securities of such series, or any Tranche thereof, which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 1002;

                         (n) the terms, if any, pursuant to which the Securities
                  of such series, or any Tranche thereof, may be converted into or exchanged for shares of capital stock or other securities of the Company or any other Person;

                         (o) the obligations or instruments, if any, which shall
                  be considered to be Eligible Obligations in respect of the Securities of such series, or any Tranche thereof, denominated in a currency other than Dollars or in a composite currency, and any additional or alternative provisions for the reinstatement of the Company's indebtedness in respect of such Securities after the satisfaction and discharge thereof as provided in Section 901;

                         (p) if the Securities of such series, or any Tranche
                  thereof, are to be issued in global form, (i) any limitations on the rights of the Holder or Holders of such Securities to transfer or exchange the same or to obtain the registration of transfer thereof, (ii) any limitations on the rights of the Holder or Holders thereof to obtain certificates therefor in definitive form in lieu of temporary form and (iii) any and all other matters incidental to such Securities;

                         (q) if the Securities of such series, or any Tranche
                  thereof, are to be issuable as bearer securities, any and all matters incidental thereto which are not specifically addressed in a supplemental indenture as contemplated by clause (f) of Section 1401;

                         (r) to the extent not established pursuant to clause
                  (q) of this paragraph, any limitations on the rights of the Holders of the Securities of such Series, or any Tranche thereof, to transfer or exchange such Securities or to obtain the registration of transfer thereof; and if a service charge will be made for the registration of transfer or exchange of Securities of such series, or any Tranche thereof, the amount or terms thereof;

                         (s) any exceptions to Section 116, or variation in the
              definition of Business Day, with respect to the Securities of such series, or any Tranche thereof; and

                         (t) any other terms of the Securities of such series,
              or any Tranche thereof, not inconsistent with the provisions of the Indenture.

              With respect to Securities of a series subject to a Periodic Offering, the indenture supplemental hereto or the Board Resolution which establishes such series, or the Officer's Certificate pursuant to such supplemental indenture or Board Resolution, as the case may be, may provide general terms or parameters for Securities of such series and provide either that the specific terms of Securities of such series, or any Tranche thereof, shall be specified in a Company Order or that such terms shall be determined by the Company or its agents in accordance with procedures specified in a Company Order as contemplated by clause (b) of Section 401.

         (b) The definition of "Stated Interest Rate" in Section 101 of the Original Indenture is hereby amended to read as follows:

                         "Stated Interest Rate" means a rate (whether fixed or
              variable) at which an obligation by its terms is stated to bear simple interest. Any calculation or other determination to be made under this Indenture by reference to the Stated Interest Rate on a Security shall be made without regard to the effective interest cost to the Company of such Security and without regard to the Stated Interest Rate on, or the effective cost to the Company of, any other obligation for which such Security is pledged or otherwise delivered as security.

         (c)  (i)    Clause (c)(i) in Section 804 of the Original Indenture is
         hereby amended to delete the phrase "to the Company";

              (ii) Clause (c)(iii)(B) in Section 804 of the Original Indenture is hereby amended to delete the phrase "to the Company" the first time it currently appears; and

              (iii) Clause (d) in Section 804 of the Original Indenture is hereby amended to delete the phrase "to the Company".

         (d) Section 1108 of the Original Indenture is hereby amended to read as follows:

               SECTION 1108.  Disqualification; Conflicting Interests.

                    If the Trustee shall have or acquire any conflicting
               interest within the meaning of the Trust Indenture Act, it shall either eliminate such conflicting interest or resign to the extent, in the manner and with the effect, and subject to the conditions, provided in the Trust Indenture Act and this Indenture. For purposes of Section 310(b)(1) of the Trust Indenture Act and to the extent permitted thereby, the Trustee, in its capacity as trustee in respect of the Securities of any series, shall not be deemed to have a conflicting interest arising from its capacity as trustee in respect of the Securities of any other series.

          (e) Section 1113 of the Original Indenture is hereby amended to read as follows:

               SECTION 1113.  Preferential Collection of Claims against Company.

                    If the Trustee shall be or become a creditor of the Company or any other obligor upon the Securities (other than by reason of a relationship described in Section 311(b) of the Trust Indenture
               Act), the Trustee shall be subject to any and all applicable provisions of the Trust Indenture Act regarding the collection of claims against the Company or such other obligor. For purposes of
               Section 311(b) of the Trust Indenture Act:

                    (a) the term "cash transaction" means any transaction in
               which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

                    (b) the term "self-liquidating paper" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company or such obligor for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company or such obligor arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

          (f) Subsection (g) of Section 107 of the Original Indenture is hereby amended by adding at the end thereof the following:

               Any such request, demand, authorization, direction, notice, consent, waiver or other Act, given or made as aforesaid, shall be effective whether or not the Holders which authorized or agreed or consented to the same remain Holders after such record date and whether or not the Securities held by such Holders remain Outstanding after such record date.

          (g) Clause (ii) of subsection (b) of Section 104 of the Original Indenture is hereby amended by:

          (i)    deleting the word "and" at the end of subclause (B) therein;

          (ii) adding after said subclause (B) a new subclause (C) reading as follows:

                 "(C) the Cost or fair value to the Company (whichever is less) of any Property Additions not theretofore so added and which the Company then elects so to add, to the extent that the same shall have been made the basis of the release of Funded Property retired (such fair value to be the amount shown in the Engineer's Certificate delivered to the Trustee in connection with such release); and"

                                                                      and

          (iii)  changing old subclause (C) to subclause (D).

     (h) Subsection (c) of Section 104 of the Original Indenture is hereby amended by deleting from the first clause of the first paragraph thereof the phrase "made the basis under any of the provisions of this Indenture of one or more Authorized Purposes".

SECTION 2. Prospective Amendments.

          The Holders of the Securities of Series Nos. 10 through 22 shall be deemed to have consented to the execution and delivery of a supplemental indenture containing one or more, or all, the amendments to the Original Indenture set forth below:

     (a) The amendment of the definition of Stated Interest Rate in Section 101 of the Original Indenture to read as follows:

                 "Stated Interest Rate" means a rate (whether fixed or variable) at which an obligation by its terms is stated to bear simple interest. Any calculation or other determination to be made under this Indenture by reference to the Stated Interest Rate on an obligation shall be made (a) if the Company's obligations in respect of any other indebtedness shall be evidenced or secured in whole or in part by such obligation, by reference to the lower of the Stated Interest Rate on such obligation and the Stated Interest Rate on such other indebtedness and (b) without regard to the effective interest cost to the Company of such obligation or of any such other indebtedness.

     (b) The amendment of the definition of "Cost" in Section 104 of the Original Indenture to read as follows:

                 Except as otherwise provided in Section 803, the term "Cost" with respect to Property Additions shall mean the sum of (i) any cash delivered in payment therefor or for the acquisition thereof, (ii) an amount equivalent to the fair market value in cash (as of the date of delivery) of any securities or other property delivered in payment therefor or for the acquisition thereof, (iii) the principal amount of any obligations secured by prior Lien (other than a Class A Mortgage) upon such Property Additions outstanding at the time of the acquisition thereof, (iv) the principal amount of any other obligations incurred or assumed in connection with the payment for such Property Additions or for the acquisition thereof and (v) any other amounts which, in accordance with generally accepted accounting principles, are properly charged or chargeable to the plant or other property accounts of the Company with respect to such Property Additions as part of the cost of construction or acquisition thereof, including, but not limited to, any allowance for funds used during construction or any similar or analogous amount; provided, however, that, notwithstanding any other provision of this Indenture,

               (x) with respect to Property Additions owned by a successor corporation immediately prior to the time it shall have become such by consolidation or merger or acquired by a successor corporation in or as a result of a consolidation or merger (excluding, in any case, Property Additions owned by the Company immediately prior to such time), Cost shall mean the amount or amounts at which such Property Additions are recorded in the plant or other property accounts of such successor corporation, or the predecessor corporation from which such Property Additions are acquired, as the case may be, immediately prior to such consolidation or merger;

               (y) with respect to Property Additions which shall have been acquired (otherwise than by construction) by the Company without any consideration consisting of cash, securities or other property or the incurring or assumption of indebtedness, no determination of Cost shall be required, and, wherever in this Indenture provision is made for Cost or fair value, Cost with respect to such Property Additions shall mean an amount equal to the fair value to the Company thereof or, if greater, the aggregate amount reflected in the Company's books of account with respect thereto upon the acquisition thereof; and

               (z) in no event shall the Cost of Property Additions be required to reflect any depreciation or amortization in respect of such Property Additions, or any adjustment to the amount or amounts at which such Property Additions are recorded in plant or other property accounts due to the non-recoverability of investment or otherwise.

     (c) The amendment of the proviso to clause (d) in Section 803 of the Original Indenture to:

               (1) delete therefrom clause (x) or to provide that clause (x) may be disregarded upon specified conditions; and/or

               (2) (a)   to delete therefrom clause (z) or to provide that
               clause (z) may be disregarded upon specified conditions; or

                   (b) to delete from clause (z) therein the phrase "fifteen per centum (15%) of"; or

                   (c) to change the phrase "fifteen per centum (15%)" in clause
               (z) therein to any higher percentage not exceeding one hundred per centum (100%).

     (d) The addition to the Original Indenture of a definition of the term "purchase money mortgage" substantially to the following effect:

                    "Purchase money mortgage" means, with respect to any
               property being acquired or disposed of by the Company or being released from the Lien of this Indenture, a Lien on such property which

                    (a) is taken or retained by the transferor of such property to secure all or part of the purchase price thereof;

                    (b) is granted to one or more Persons other than the
               transferor which, by making advances or incurring an obligation, give value to enable the grantor of such Lien to acquire rights in or the use of such property;

                    (c) is granted to any other Person in connection with the
               release of such property from the Lien of this Indenture on the basis of the deposit with the Trustee or the trustee or other holder of a Lien prior to the Lien of this Indenture of obligations secured by such Lien on such property (as well as any other property subject thereto);

                    (d) is held by a trustee or agent for the benefit of one or more Persons described in clause (a), (b) and/or (c) above, provided that such Lien may be held, in addition, for the benefit of one or more other Persons which shall have theretofore given, or may thereafter give, value to or for the benefit or account of the grantor of such Lien for one or more other purposes; or

                    (e) otherwise constitutes a purchase money mortgage or a
               purchase money security interest under applicable law;

               and, without limiting the generality of the foregoing, for purposes of this Indenture, the term shall be deemed to include any Lien described above whether or not such Lien (x) shall permit the issuance or other incurrence of additional indebtedness secured by such Lien on such property, (y) shall permit the subjection to such Lien of additional property and the issuance or other incurrence of additional indebtedness on the basis thereof and/or (z) shall have been granted prior to the acquisition, disposition or release of such property, shall attach to or otherwise cover property other than the property being acquired, disposed of or released and/or shall secure obligations issued prior and/or subsequent to the issuance of the obligations delivered in connection with such acquisition, disposition or release.

     (e) The addition to the Original Indenture of a definition of the term "fair value" substantially to the following effect:

               "Fair value", with respect to property, means the fair value of such property as may be determined by reference to (a) the amount which would be likely to be obtained in an arm's-length transaction with respect to such property between an informed and willing buyer and an informed and willing seller, under no compulsion, respectively, to buy or sell, (b) the amount of investment with respect to such property which, together with a reasonable return thereon, would be likely to be recovered through ordinary business operations or otherwise, (c) the Cost, accumulated depreciation and replacement cost with respect to such property and/or (d) any other relevant factors; provided, however, that (x) the fair value of property shall be determined without deduction for any Liens on such property prior to the Lien of this Indenture (except as otherwise provided in Section 803) and (y) the fair value to the Company of Property Additions shall not reflect any reduction relating to the fact that such Property Additions may be of less value to a Person which is not the owner or operator of the Mortgaged Property or any portion thereof than to a Person which is such owner or operator. Fair value may be determined, without physical inspection, by the use of accounting and engineering records and other data maintained by the Company or otherwise available to the Expert certifying the same.

          (f) (i) The amendment of the proviso to clause (i) of subsection (b) of Section 404 of the Original Indenture to read as follows:

                   provided, however, that no Net Earnings Certificate shall be required to be delivered; and

              (ii) The amendment of the proviso to clause (ii) of subsection (b) of Section 402 of the Original Indenture to read as follows:

                   provided, however, that no Net Earnings Certificate shall be required to be delivered if there shall be delivered an Officer's Certificate to the effect that such Class "A" Bonds were authenticated and delivered under the related Class "A" Mortgage on the basis of retired Class "A" Bonds; and


                                 ARTICLE THREE

                           Miscellaneous Provisions

     This Supplemental Indenture No. 15 is a supplement to the Indenture. As supplemented by this Supplemental Indenture No. 15, the Indenture is in all respects ratified, approved and confirmed, and the Indenture and this Supplemental Indenture No. 15 shall together constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 15 to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                        DUQUESNE LIGHT COMPANY


                                        By: FROSINA CORDISCO
                                            ----------------------------------
                                               Treasurer

Attest:


STEVEN DELCOTTO
------------------------
   Assistant Secretary

                                        THE CHASE MANHATTAN BANK, Trustee


                                        By:  KENT CHRISTMAN
                                            ------------------------------------
                                                Vice President

Attest:


KIM SCHELLMAN
---------------------------
   Authorized Officer

COMMONWEALTH OF PENNSYLVANIA)
                                ) ss.:
COUNTY OF ALLEGHENY)


          On the 15th day of November, 1999, before me personally came Frosina
C. Cordisco, to me known, who, being by me duly sworn, did depose and say that she is the Treasurer of Duquesne Light Company, the corporation described in and which executed the foregoing instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that she signed her name thereto by like authority.

                                        Kelly M. Golgan
                                        -----------------------------
                                        Notary Public


COMMONWEALTH OF PENNSYLVANIA)
                                ) ss.:
COUNTY OF ALLEGHENY)


          On the 15th day of November, 1999, before me personally came         ,
to me known, who, being by me duly sworn, did depose and say that he is a Vice President of The Chase Manhattan Bank, the banking corporation described in and which executed the foregoing instrument; that he knows the seal of said banking corporation; that the seal affixed to said instrument is the seal of said banking corporation; that it was so affixed by authority of the Board of Directors of said banking corporation, and that he signed his name thereto by like authority.

                                        Robert D. Weising
                                        ----------------------------------------
                                        Notary Public

                       CERTIFICATE OF PRECISE RESIDENCE


          I hereby certify that the precise residence of The Chase Manhattan Bank is One Oxford Center Suite 1100, Pittsburgh, Allegheny County, Pennsylvania.

                         KENT CHRISTMAN
                         -------------------------------------------------------
                         Authorized Signatory of The Chase Manhattan Bank

                                                               November 15, 1999

                                                                      Schedule A

                                                                                                  Principal Amount
Supplemental                           Securities of      Series                    Authorized        Issued/1/      Outstanding/1/
                                                                                    ----------        ---------      --------------
Indenture No.          Dated as of      Series No.      Designation
-------------          -----------      ----------      -----------
        1          April 1, 1992             1        Secured Medium-             $400,000,000      $400,000,000     $203,000,000
                                                      Term Notes,
                                                      Series B
        2          October 1, 1992           2        First Collateral            $400,000,000      $400,000,000     $240,000,000
                                                      Trust Bonds,
                                                      Series C
        3          December 1, 1992          3        First Collateral            $47,925,000       $47,925,000       $47,925,000
                                                      Trust Bonds,
                                                      Pollution
                                                      Control Series D
        4          March 30, 1993          None       None                             None             None             None
        5          June 1, 1993              4        First Collateral             $300,000,000     $300,000,000     $300,000,000
                                                      Trust Bonds,
                                                      Series E
        6          June 1, 1993              5        First Collateral             $25,000,000      $25,000,000       $25,000,000
                                                      Trust Bonds,
                                                      Pollution
                                                      Control Series F
        7          August 1, 1993            6        First Collateral             $20,500,000      $20,500,000       $20,500,000
                                                      Trust Bonds,
                                                      Pollution
                                                      Control Series G
        8          March 21, 1994          None       None                             None             None             None
        9          October 1, 1994           7        First Collateral             $75,500,000      $75,500,000       $75,500,000
                                                      Trust Bonds,
                                                      Pollution
                                                      Control Series H
       10          March 22, 1995          None       None                             None             None             None

       11          June 1, 1995              8        First Collateral             $923,000,000     $923,000,000         None
                                                      Trust Bonds,
                                                      Series I
       12          September 1, 1995         9        First Mortgage               $685,000,000     $345,000,000    $280,000,0002
                                                      Bonds, Series J
       13          March 22, 1996          None       None                             None             None             None
       14          March 17, 1997          None       None                             None             None             None

_______________________________
/1/ As of November 15th, 1999.

/2/ $45,000,000 scheduled to be paid at maturity on November 16, 1999.

                             RECORDING INFORMATION


                     Allegheny County, Pennsylvania
                     Office of Recorder of Deeds
                     Recorded
                     Mortgage Book Volume

                     Beaver County, Pennsylvania
                     Office of Recorder of Deeds
                     Recorded
                     Mortgage Book Volume

                     Greene County, Pennsylvania
                     Office of Recorder of Deeds
                     Recorded
                     Mortgage Book Volume

                     Washington County, Pennsylvania
                     Office of Recorder of Deeds
                     Recorded
                     Mortgage Book Volume

                     Westmoreland County, Pennsylvania
                     Office of Recorder of Deeds
                     Recorded
                     Mortgage Book Volume

                     Belmont County, Ohio
                     Office of Recorder
                     Received
                     Recorded
                     Mortgage Book Volume

                     Columbiana County, Ohio
                     Office of Recorder
                     Recorded
                     Official Records Volume

                     Jefferson County, Ohio
                     Office of Recorder
                     Received
                     Recorded
                     Official Records Volume

                     Lake County, Ohio
                     Office of Recorder
                     Recorded
                     Official Records Volume

                     Monroe County, Ohio
                     Office of Recorder
                     Received
                     Recorded
                     Official Records Volume

                     Hancock County, West Virginia
                     Office of Clerk of County Commission
                     Recorded
                     Deed of Trust Book

                     Monongahela County, West Virginia
                     Office of Clerk of County Commission
                     Recorded
                     Deed of Trust Book

                            DUQUESNE LIGHT COMPANY

                                      TO

                           THE CHASE MANHATTAN BANK

                                    Trustee

                            ______________________


                         Supplemental Indenture No. 16

                         Dated as of December 2, 1999




                   Supplemental to the Indenture of Mortgage
                  and Deed of Trust dated as of April 1, 1992








               Subjecting additional property to the lien of the
                    Indenture of Mortgage and Deed of Trust
                           dated as of April 1, 1992

     SUPPLEMENTAL INDENTURE No. 16, dated as of December 2, 1999, between DUQUESNE LIGHT COMPANY, a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (hereinafter sometimes called the "Company"), and THE CHASE MANHATTAN BANK, a New York banking corporation and successor in trust to Mellon Bank, N.A., trustee (hereinafter sometimes called the "Trustee"), under the Indenture of Mortgage and Deed of Trust, dated as of April 1, 1992 (hereinafter called the "Original Indenture"), this Supplemental Indenture No. 16 being supplemental thereto. The Original Indenture and any and all indentures and instruments supplemental thereto are hereinafter sometimes collectively called the "Indenture."

                            Recitals of the Company

     The Original Indenture was authorized, executed and delivered by the Company to provide for the issuance from time to time of its Securities (such term and all other capitalized terms used herein without definition having the meanings assigned to them in the Original Indenture), to be issued in one or more series as contemplated therein, and to provide security for the payment of the principal of and premium, if any, and interest, if any, on the Securities.

     The Original Indenture has been recorded in the Recorders' Offices of the various counties of Pennsylvania as follows:

     In Allegheny County in Mortgage Book Vol. 12068, page 8;
     In Beaver County in Mortgage Book Vol. 1208, page 520;
     In Greene County in Mortgage Book Vol. 100, page 174;
     In Washington County in Mortgage Book Vol. 1873, page 1;
     In Westmoreland County in Mortgage Book Vol. 2862, page 221;

and has also been recorded in the Office of the Clerk of County Commission of Monongahela County, West Virginia, in Deed of Trust Book Vol. 672, page 129, the Office of the Clerk of County Commission of Hancock County, West Virginia, in Deed of Trust Book Vol. 293, page 46, the Recorder's Office of Belmont County, Ohio, in Mortgage Book Vol. 586, page 273, the Recorder's Office of Columbiana County, Ohio, in Mortgage Book Vol. 318, page 289, the Recorder's Office of Jefferson County, Ohio, in Mortgage Book Vol. 65, page 675, the Recorder's Office of Lake County, Ohio, in Mortgage Book Vol. 711, page 217, and the Recorder's Office of Monroe County, Ohio, in Mortgage Book Vol. 129, page 301.

     Section 1401 of the Original Indenture provides that the Company and the Trustee may enter into one or more supplemental indentures for the purpose, among others, of subjecting additional property to the Lien of the Indenture.

     The Company has acquired additional properties which it desires to specifically subject to the Lien of the Indenture by this Supplemental Indenture No. 16.

     NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE NO. 16 WITNESSETH, that, in consideration of the premises and of the purchase of the Securities by the Holders thereof, and in order to secure the payment of the principal of and premium, if any, and interest, if any, on all Securities from time to time Outstanding and the performance of the covenants contained therein and in the Indenture and to declare the terms and conditions on which such Securities are secured, the Company hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms to the Trustee, and grants to the Trustee a security interest in, the following:

                             Granting Clause First

          All right, title and interest of the Company in and to property (other than Excepted Property), real, personal and mixed and wherever situated, in any case used or to be used in or in connection with the generation, purchase, transmission, distribution or sale by the Company of electric energy (whether or not such use is the sole use of such property), including without limitation (a) all lands and interest in land described in the Appendices hereto which relate, respectively, to (i) the Avon Lake Generating Station located in Lorain County, Ohio, (ii) the New Castle Generating Station located in Lawrence County, Pennsylvania and (iii) the Niles Generating Station located in Trumbull County, Ohio, (b) all other lands, easements, servitudes, licenses, permits, rights of way and other rights and interests in or relating to real property or the occupancy or use of the same; (c) all plants, generators, turbines, engines, boilers, fuel handling and transportation facilities, air and water pollution control and sewage and solid waste disposal facilities and other machinery and facilities for the generation of electric energy; (d) all switchyards, lines, towers, substations, transformers and other machinery and facilities for the transmission of electric energy; (e) all lines, poles, conduits, conductors, meters, regulators and other machinery and facilities for the distribution of electric energy; (f) all buildings, offices, warehouses and other structures; and (g) all pipes, cables, insulators, ducts, tools, computers and other data processing and/or storage equipment and other equipment, apparatus and facilities and all other property, of whatever kind and nature, ancillary to or otherwise used or to be used in conjunction with any or all of the foregoing or otherwise, directly or indirectly, in furtherance of the generation, purchase, transmission, distribution or sale by the Company of electric energy;

                               Excepted Property

          Expressly excepting and excluding, however, from the Lien and operation of the Indenture all Excepted Property of the Company, whether now owned or hereafter acquired;

     TO HAVE AND TO HOLD all such property, real, personal and mixed, unto the Trustee forever;

     SUBJECT, HOWEVER, to Permitted Liens and to Liens which have been granted by the Company to other Persons prior to the date of the execution and delivery of the Original Indenture and subject also, as to any property acquired by the Company after the date of execution and delivery of the Original Indenture, to vendors' Liens, purchase money mortgages and other Liens thereon at the time of the acquisition thereof (including, but not limited to, the Lien of any Class "A" Mortgage), it being understood that with respect to any of such property which was at the date of execution and delivery of the Original Indenture or thereafter became or hereafter becomes subject to the Lien of any Class "A" Mortgage, the Lien of the Indenture shall at all times be junior and subordinate to the Lien of such Class "A" Mortgage;

     IN TRUST, NEVERTHELESS, for the equal and proportionate benefit and security of the Holders from time to time of all Outstanding Securities without any priority of any such Security over any other such Security;

     THE PARTIES HEREBY FURTHER COVENANT AND AGREE this Supplemental Indenture No. 16 is a supplement to the Indenture. As supplemented by this Supplemental Indenture No. 16, the Indenture is in all respects ratified, approved and confirmed, and the Indenture and this Supplemental Indenture No. 16 shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 16 to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                        DUQUESNE LIGHT COMPANY


                                        By: /s/ Frosina C. Cordisco
                                           -------------------------------------
                                              Treasurer

Attest:


  /s/ Steven J. DelCotto
-------------------------------------
  Asst. Secretary




                                        THE CHASE MANHATTAN BANK, Trustee


                                        By:   /s/ K. M. Christman
                                           -------------------------------------
                                              Vice President


Attest:


   /s/ John J. Scarpiniti
----------------------------------------
   Authorized Officer

COMMONWEALTH OF PENNSYLVANIA)
                              ) ss.:
COUNTY OF ALLEGHENY)


          On the 2nd day of December, 1999, before me personally came Frosina C. Cordisco, to me known, who, being by me duly sworn, did depose and say that she is the Treasurer of Duquesne Light Company, the corporation described in and which executed the foregoing instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that she signed her name thereto by like authority.

                                        /s/ Kathleen T. Pitchford
                                        ----------------------------------------
                                        Notary Public


COMMONWEALTH OF PENNSYLVANIA)
                              ) ss.:
COUNTY OF ALLEGHENY)


          On the 2nd day of December, 1999, before me personally came K. M. Christman, to me known, who, being by me duly sworn, did depose and say that he is a Vice President of The Chase Manhattan Bank, the banking corporation described in and which executed the foregoing instrument; that he knows the seal of said banking corporation; that the seal affixed to said instrument is the seal of said banking corporation; that it was so affixed by authority of the Board of Directors of said banking corporation, and that he signed his name thereto by like authority.

                                        /s/ Kathleen T. Pitchford
                                        ----------------------------------------
                                        Notary Public

                       CERTIFICATE OF PRECISE RESIDENCE


          I hereby certify that the precise residence of The Chase Manhattan Bank is One Oxford Center, Suite 1100, Pittsburgh, Allegheny County, Pennsylvania.

                              /s/ K. M. Christman
                              --------------------------------------------------
                              Authorized Signatory of The Chase Manhattan Bank

                                                                December 2, 1999

                                                                  APPENDIX _____